                                                                    EXHIBIT 10.2

      [*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
         REQUESTED, WHICH MATERIAL HAS BEEN SEPARATELY FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.


CUSTOMER                               AT&T
--------                               ----

1. NAME:  SEATTLE FILMWORKS, INC.      6. CONTRACT TARIFF NO.
2. STREET:  1260 16TH AVENUE WEST      7. STREET:  2601 4TH STREET-SUITE 500
3. CITY:  SEATTLE                      S. CITY:  SEATTLE
4. STATE & ZIP:  WASHINGTON 98119      9. STATE & ZIP:  WA 98121
5. Att'n:  CASE KUEHN                  10. Att'n:  HEIDI DUFFY
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

  1. CUSTOMER hereby orders and AT&T agrees to provide communications services ("Services") pursuant to the Contract Tariff ("CT") referenced above, a copy of which is attached hereto and is incorporated by reference. The Availability provisions of the CT may be revised by AT&T from time to time. Services will be provided in accordance with the rates, terms and conditions described in the CT and, except as provided in the CT, the rates, terms and conditions in Applicable Tariffs pertaining to Services provided under this Agreement. Applicable Tariffs are the AT&T tariffs referenced in CT, as such tariffs may be revised from time to time.

  2. The term of this Agreement is as specified in the CT. Notices pursuant to this Agreement shall be in writing to the addresses specified above.

  3. In the event of any inconsistency between the terms of any Applicable Tariff and the CT, the terms of the CT shall prevail. In the event of any inconsistency between the terms of this Agreement and any Applicable Tariff or the CT, the terms of the Applicable Tariff or the CT shall prevail. Nothing contained in this Agreement shall require AT&T to take any action prohibited or omit to take any action required by the FCC or any other regulatory authorities.

  4. EXCEPT FOR ANY WARRANTIES EXPRESSLY MADE IN THE CT OR THE APPLICABLE TARIFFS, AT&T EXCLUDES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. AT&T'S LIABILITY TO CUSTOMER IS SUBJECT TO THE LIMITATIONS STATED IN THE CT AND APPLICABLE TARIFFS.

  5. This Agreement (whether in contract, indemnity, warranty, strict liability, tort or otherwise, except choice of law) shall be governed by the law of the State of New York, or applicable federal statutes.

  6. If any provision of the CT is held to be invalid or unenforceable, then AT&T and CUSTOMER shall cooperate to develop a mutually agreeable replacement for such provision. If the parties are unable to reach agreement on a replacement for the CT provision within 30 days after the provision is held to be invalid or unenforceable (or within such additional time as the parties agree in writing), then this Agreement shall be immediately terminated. CUSTOMER shall remain liable for all charges and liabilities for services provided under the CT prior to such termination.

  7. Neither party shall publish or use any advertising, sales promotions, press releases or other publicity matters which use the other party's name, logo, trademarks or service marks without the prior written approval of the other party. Neither party is licensed hereunder to conduct business under any name, logo, trademark, service mark or tradename (or any derivative thereof) of the other party.

  8. AT&T's relationship with CUSTOMER under this Agreement shall be that of an independent contractor.

  9. THIS AGREEMENT, THE CT, AND THE APPLICABLE TARIFFS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS, OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, CONCERNING SUCH SERVICES OR THE RIGHTS AND OBLIGATIONS RELATING THERETO. No change, modification or waiver of any of the terms of this Agreement, except for revisions to the Applicable Tariffs and the Availability provisions of the CT, shall be binding unless reduced to writing and signed by authorized representatives of both parties hereto.

  10. Each party represents and warrants that the person executing this Agreement on its behalf is fully authorized to do so.



ORDERED BY CUSTOMER:                ACCEPTED BY AT&T:

11. Signature: /s/ Case Kuehn       15. Signature: /s/ Paul Pinard
12. Printed Name:  Case Kuehn       16. Printed Name:  Paul Pinard
13. Title:  CFO, VP, Treasurer      17. Title:  General Manager
14. Date:  3-5-97                   18. Date:  3-5-97
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

                     AT&T UNIPLAN(R) BASIC SERVICE OPTION

                                ATTACHMENT "A"

1. SERVICES PROVIDED: AT&T UniPlan Basic Service and the associated optional AT&T 800 Services, ACCUNET T1.5 Access Connections and Terrestrial 1.544 Mbps Local Channel Service.

2. TERM OF CONTRACT; RENEWAL OPTIONS: The Customer has selected a term of 3 year(s). The term begins with the first day of the first full billing month (hereinafter referred to as the Customer's Initial Service Date [CISD]) for the Services provided under this Contract Tariff; no renewal option.

3. MONTHLY USAGE COMMITMENT: The Customer has selected a Gross Monthly Minimum Revenue Commitment (MMRC) for AT&T UniPlan Basic Service and the Associated Optional AT&T 800 Services of

                                      [*]

for the Contract Tariff term. If, within the term, the Customer fails to meet the annualized MMRC, the Customer will be billed the difference between the annualized MMRC and the gross actual billed charges.

A. The Customer may increase the MMRC to a higher available MMRC specified in the Contract Tariff any time during the term of the Contract Tariff. When the Customer increases the MMRC, the term originally selected by the Customer will be restarted beginning with the first day of the first full billing month following the month in which the Customer increased the MMRC.

B. If the Customer selects an MMRC of $3,000 or higher, and within 90 days following the CISD, the customer fails to satisfy the MMRC in any preceding billing month, the customer may decrease the MMRC one commitment level. When the customer decreases the MMRC, the term originally selected by the customer will be restarted beginning with the first day of the first full billing month following the month in which the customer decreased the MMRC. The customer may exercise this option only once.

C. If the Customer migrates from switched access to dedicated access, after the 3rd billing month following the customer's CISD under this Contract Tariff, and as a result the customer's usage is reduced so that the customer cannot satisfy the monthly MMRC, the customer may decrease the MMRC provided the value of the new MMRC and term is equal to or greater than the remaining value of the existing MMRC and term at the time this election is made. Remaining value shall mean the total amount of the MMRC multiplied by the number of months remaining in the term.

4. CONTRACT PRICE: The Contract Price for AT&T UniPlan Basic Service and Associated Optional AT&T 800 Services is the same as the undiscounted Recurring and Non-recurring Rates and Charges specified in AT&T Tariff F.C.C. No. 1, as amended from time to time.

The customer has selected the East/West Regional Trade Zone Option. The Customer may, at any time, after the 6th billing month following the Customer's CISD, during the Contract Tariff Term, change to a different Regional Trade Zone for international calling.

If, as a result of the Customer selecting one of the Regional Trade Zones, or as a result of the Customer changing from one Regional Trade Zone to another Regional Trade Zone, after the 3rd billing month following the Customer's CISD under this contract tariff, the volume of the Customer's usage is sufficiently reduced so that the Customer cannot satisfy the MMRC, the Customer may decrease the MMRC provided the value of the new MMRC and term is equal to or greater than the Remaining Value of the existing MMRC and term at the time this election is made. Remaining Value shall mean the total amount of the MMRC multiplied by the number of months remaining in the term. When the Customer decreases the MMRC, the new term selected by the Customer will commence with the first day of the first full billing month following the month in which the Customer decreased the MMRC.

The usage rates for the selected Regional Trade Zone will be the same as specified in AT&T Tariff F.C.C. No. 1, as amended from time to time.

The Contract Price for ACCUNET T1.5 Access Connections is the same as specified in AT&T Tariff F.C.C. No. 9, as amended from time to time.




                    Customer Initials and Date
                                              --------------

                        AT&T Proprietary (Restrictred)
              Solely for authorized persons having a new to know

                     AT&T UNIPLAN(R) BASIC SERVICE OPTION

                                ATTACHMENT "A"
The Contract Price for AT&T Terrestrial 1.544 Mbps Local Channel Service is the same as specified in AT&T Tariff F.C.C. No. 11, as amended from time to time.

5. DISCOUNTS: The Customer will receive the following discounts associated with the services provided under this Contract Tariff:

A.  The Customer has selected a Contract Tariff Term length of

                                   36 Months

B. The Customer will receive the Business-to-Business Discount Plan as specified in AT&T Tariff F.C.C. No. 1.

C. The Customer will receive the following discount each month, on AT&T UniPlan Basic Service and the Associated Optional AT&T 800 Services gross usage charges
on amounts up to   [*]   .  No discount will apply to gross usage amounts over
[*] . For customers who have usage billing prior to the beginning of the Contract Tariff Term, the discount will be based on the terms that the Customer selects and will be applied in the same manner as the UniPlan Basic Optional Term Plan as specified in the AT&T Tariff F.C.C. No. 1.

          Gross Monthly
          Usage Commitment                 36 Month Term
          ----------------                 -------------

                [*]                             [*]

D. No other Tariff F.C.C. No. I or No. 2 Volume or Term Plan Discounts will apply.

6. CLASSIFICATIONS, PRACTICES AND REGULATIONS: Except as otherwise provided, the terms, conditions, regulations and charges for AT&T UniPlan Service as set forth in AT&T Tariff F.C.C. No. 1, for ACCUNET T1.5 Access Connections as set forth in AT&T Tariff F.C.C. No. 9 and for Terrestrial 1.544 Mbps Local Channel Service as set forth in AT&T Tariff F.C.C. No. 11 apply, as these tariffs are amended from time to time.

A. PROMOTIONS, CREDITS AND WAIVERS: The customer is ineligible for any promotions, credits or waivers for the Services provided under this Contract Tariff, which are filed or which may be filed in the AT&T tariffs specified in
Section 1, preceding, except for which the Customer qualifies under those promotions and except for the promotion(s) specified below, which even though such promotion(s) may be due to expire or have expired, remain available to any Customer who orders this Contract Tariff during the Availability Period.

AT&T Tariff F.C.C. No.      Section Number   Expiration Date
-------------------------   --------------   ---------------
          [*]                     [*]              [*]
          [*]                     [*]              [*]
          [*]                     [*]              [*]
          [*]                     [*]              [*]
          [*]                     [*]              [*]
          [*]                     [*]              [*]

The preceding promotions will be applied to the Customer's bill for the Services provided under this Contract Tariff, provided the Customer is current in payment to AT&T for all services provided under this Contract Tariff at the time the promotion is to be applied.

There are no credits or waivers that will be applied to the Customer's bill for the Services provided under this Contract Tariff.

B. MONITORING CONDITIONS: The Customer must satisfy the following conditions at all times during the term of this Contract Tariff:

1. The Customer must not exceed [*] Customer Premises associated with UniPlan Basic.



                    Customer Initials and Date
                                              --------------

                        AT&T Proprietary (Restricted)
              Solely for authorized persons having a need to know

                     AT&T UniPlan(R) Basic Service Option

                                ATTACHMENT "A"
2. At least [*] of the total gross monthly Domestic billed usage must be Interstate Outbound Direct Dialed and/or Interstate Dialed.

Compliance with these provisions shall be monitored each quarter. If in any such monitoring period the Customer has failed to satisfy the above Monitoring Conditions, the Customer will be billed an amount equal to 50% of the discount specified in Section 5.C. preceding, that the customer received during the monitoring period. Any such bill must be paid by the customer within 30 days.

C. DISCONTINUANCE: In lieu of any Discontinuance With or Without Liability provisions that are specified in the AT&T Tariff F.C.C. Nos. I and 2, the following provisions shall apply, except for the AT&T UniPlan Service Term Plan Satisfaction Guarantee.

Customers who select a three-year term, may discontinue this Contract Tariff after the 24th month following the CISD, provided the Customer has met the following conditions:

1. Notifies AT&T in writing no less than 30 days prior to such intent of discontinuance;

2.  The Customer has met the MMRC for the entire Contract Tariff Term; and

3. The Customer is current in payment to AT&T for all services provided under this Contract Tariff.

The customer may discontinue this Contract Tariff without liability for termination charges prior to the end of the Contract Tariff Term provided: 1) the customer replaces this Contract Tariff with a different Contract Tariff for AT&T UniPlan Service or AT&T UniPlan Service with FlatRate Pricing Option; and
2) the value of the new term and commitment is equal to or greater than the Remaining Value of the existing plan.

The customer may discontinue this Contract Tariff without liability for termination charges after the 6th billing month following the CISD, provided: 1) the customer replaces this Contract Tariff with other AT&T Tariff F.C.C. Nos. 1 and 2 Services applicable to Contract Tariffs and 2) the value of the new term and commitment is equal to or greater than the Remaining Value of the existing plan.

If the customer discontinues this Contract Tariff for any reason other than specified above, prior to the expiration of the Contract Tariff Term, a Termination Charge will apply. The Termination Charge for the AT&T UniPlan Basic Service and the Associated Optional AT&T 800 Services will be an amount equal to 100% of the unsatisfied annualized MMRC for the year in which the customer discontinues this Contract Tariff and 100% of the annualized MMRC for each year remaining in the term.

D. AVAILABILITY: This Contract Tariff has been designed to respond to competitive circumstances affecting specific Customers. The initial customer received an offer from another Interexchange Carrier for substantially similar service. This Contract Tariff has been developed for Customers who will order this Contract Tariff only once. This Contract Tariff is available to any similarly situated Customer that orders service within 90 days after the effective date of this Contract Tariff and requests initial installation of the Services provided no later than 30 days after the date service is ordered.




                    Customer Initials and Date
                                              --------------

                        AT&T Proprietary (Restricted)
              Solely for authorized persons having a need to know